UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
 ______________________________________________________________
FORM 8-K
 ______________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (date of earliest event reported)
May 15, 2012
 ______________________________________________________________
NORTHROP GRUMMAN CORPORATION
(Exact name of registrant as specified in its charter)
 ______________________________________________________________

Delaware	1-16411	80-0640469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2980 Fairview Park Drive, Falls Church, Virginia 22042
www.northropgrumman.com
(Address of principal executive offices and internet site)
(703) 280-2900
Registrant’s telephone number, including area code
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
As disclosed in our 2012 Proxy Statement, in March 2012, the Board of Directors of Northrop Grumman Corporation (the "Company") approved amendments to the Company's Certificate of Incorporation that provide shareholders certain additional rights to act by written consent, subject to shareholder approval. At the Company's Annual Meeting of Shareholders held on May 16, 2012 (the "2012 Annual Meeting"), shareholders considered and approved these amendments. The Amended and Restated Certificate of Incorporation will be effective upon filing with the Secretary of State of the State of Delaware. The Board of Directors also approved amendments to the Company's Amended and Restated Bylaws relating to written consent. These amendments set forth the process for implementing the approved amendments to our Certificate of Incorporation.
On May 15, 2012, the Board of Directors also approved various other amendments to the Company's Amended and Restated Bylaws to update the address of the Company's principal executive office, clarify that the Board of Directors has the power to delegate compensation-related decisions to a committee of the Board of Directors or to management, update certain provisions relating to indemnification, and make certain other changes.
The Amended and Restated Bylaws will be effective upon the filing of the Amended and Restated Certificate of Incorporation.
Copies of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws are filed as Exhibit 3.1 and Exhibit 3.2 to this Report, respectively.

Item 5.07.	Submission of Matters to a Vote of Security Holders.
At the 2012 Annual Meeting, shareholders considered and approved Management’s five proposals, each of which is described in more detail in the Company's Proxy Statement filed on April 6, 2012.
The results detailed below represent the final voting results as certified by the Inspector of Election:
Management’s Proposals
Proposal 1
The shareholders elected the following thirteen directors to hold office until the 2013 Annual Meeting of Shareholders: Wesley G. Bush, Lewis W. Coleman, Victor H. Fazio, Donald E. Felsinger, Stephen E. Frank, Bruce S. Gordon, Madeleine A. Kleiner, Karl J. Krapek, Richard B. Myers, Aulana L. Peters, Gary Roughead, Thomas M. Schoewe and Kevin W. Sharer.

Director	For	Against	Abstain	Broker Non-Vote
Wesley G. Bush	195,164,180	5,005,460	690,126	20,672,705
Lewis W. Coleman	170,731,208	28,982,195	1,146,363	20,672,705
Victor H. Fazio	174,326,153	25,341,608	1,191,836	20,672,705
Donald E. Felsinger	173,117,480	26,529,801	1,212,484	20,672,705
Stephen E. Frank	173,991,769	25,655,048	1,212,949	20,672,705
Bruce S. Gordon	172,119,784	26,660,783	2,079,199	20,672,705
Madeleine A. Kleiner	194,800,715	3,994,570	2,064,481	20,672,705
Karl J. Krapek	173,712,259	26,088,195	1,059,312	20,672,705
Richard B. Myers	170,222,710	29,569,106	1,067,950	20,672,705
Aulana L. Peters	171,099,875	27,686,318	2,073,487	20,672,705
Gary Roughead	197,952,820	1,795,913	1,111,032	20,672,705
Thomas M. Schoewe	197,870,051	1,851,463	1,138,252	20,672,705
Kevin W. Sharer	193,767,415	6,028,592	1,063,758	20,672,705
Proposal 2
A proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Vote
141,981,915	57,757,990	1,119,861	20,672,705

Proposal 3
The appointment of Deloitte & Touche LLP as the Company’s independent auditor for fiscal year ending December 31, 2012 was ratified with a vote of 217,459,846 shares for, 3,344,423 shares against, and 728,202 abstentions.
Proposal 4

Amendment to the Certificate of Incorporation of Titan II, Inc. (now a wholly-owned subsidiary of Huntington Ingalls, Inc.), to eliminate the provision requiring our shareholders to approve certain actions by or involving Titan II, Inc.:

For	Against	Abstain	Broker Non-Vote
197,956,534	2,048,289	854,942	20,672,705
Proposal 5
Amendment and restatement of the Company's Certificate of Incorporation to provide additional rights for holders of the Company's common stock to act by written consent subject to various provisions:

For	Against	Abstain	Broker Non-Vote
198,330,007	1,740,879	788,880	20,672,705
Shareholder Proposal
Proposal 6
Shareholder proposal regarding Independent Board Chair:

For	Against	Abstain	Broker Non-Vote
85,953,472	113,608,469	1,296,540	20,673,989

Item 8.01.	Other Events.
Clarification of Second Quarter Dividend Record Date
On May 16, 2012, the Company issued a press release indicating that its Board of Directors had declared a quarterly dividend of $0.55 per share, payable on June 13, 2012, to shareholders of record as of May 28, 2012. Because May 28, 2012 is an NYSE-observed holiday, the shareholders of record as of May 28, 2012 will be those shareholders holding Company stock as of the close of business on Friday, May 25, 2012.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits
Exhibit 3.1    Amended and Restated Certificate of Incorporation of Northrop Grumman Corporation, as amended May 17, 2012
Exhibit 3.2    Amended and Restated Bylaws of Northrop Grumman Corporation, as amended May 17, 2012

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHROP GRUMMAN CORPORATION (Registrant)

May 17, 2012 (Date)	By:	/s/ Jennifer C. McGarey
(Signature)
Jennifer C. McGarey Corporate Vice President and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of Northrop Grumman Corporation, as amended May 17, 2012

3.2	Amended and Restated Bylaws of Northrop Grumman Corporation, as amended May 17, 2012

4